SECOND SUPPLEMENTAL INDENTURE
                6.25% Senior Notes due 2001


               SECOND SUPPLEMENTAL INDENTURE (this "Second
     Supplemental Indenture") dated as of June 15, 1999, among JONES APPAREL GROUP, INC., a Pennsylvania corporation ("Jones"), JONES APPAREL GROUP HOLDINGS, INC., a Delaware corporation ("Jones Holdings"), JONES APPAREL GROUP USA, INC., a Pennsylvania corporation ("Jones USA"), JACK ASSET SUB INC., a Delaware corporation ("New Nine West"), and THE CHASE MANHATTAN BANK, a New York State banking institution, as trustee under the indenture referred to below (the "Trustee").

                    W I T N E S S E T H :

          WHEREAS Jones has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of October 2, 1998, and Jones, Jones USA and Jones Holdings have heretofor executed and delivered to the Trustee a Supplemental Indenture dated as of January 1, 1999 (the "Original Indenture" and, as it may be amended or supplemented from time to time by more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, the "Indenture") providing for the issuance of an aggregate principal amount of $265,000,000 of 6.25% Senior Notes due 2001 (the "Securities");

          WHEREAS Jones has acquired Nine West Group Inc. ("Nine West") through a merger of its wholly owned subsidiary, Jill Acquisition Sub Inc., a Delaware corporation ("Jill"), with Nine West, and concurrently transferred the assets of Nine West to Jones' wholly owned subsidiary, New Nine West (collectively, the "Acquisition");

          WHEREAS pursuant to Section 9.01 of the Indenture, additional co-obligors with respect to the Securities may be added without the consent of the holders of the Securities;

          WHEREAS pursuant to Section 9.01 of the Indenture, Jones, Jones USA, Jones Holdings and the Trustee are authorized to execute and deliver this Second Supplemental
Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Jones, Jones USA, Jones
Holdings, New Nine West and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

          1. Assumption and Reaffirmation. New Nine West hereby agrees to fully and unconditionally assume, as co-obligor, Jones USA's obligations under the Securities and the Indenture and to be bound by all applicable provisions of the Securities and the Indenture. Jones USA, Jones, Jones Holdings and New Nine West agree that their obligations under the Securities and the Indenture shall be joint and several. Without in any way affecting the foregoing agreement, the parties hereto acknowledge that it is expected that all payments in respect of the Securities will be made by Jones USA.

          2.  Ratification of Indenture; Supplemental
Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second
Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3.  Governing Law.  THIS SECOND SUPPLEMENTAL
INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING
EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE
EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION WOULD BE REQUIRED THEREBY.

          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

          5. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.


                              JONES APPAREL GROUP, INC.,

                                By: _________________________
                                   Name: ____________________
                                   Title: ___________________

                              JONES APPAREL GROUP HOLDINGS, INC.,

                                By: _________________________
                                   Name: ____________________
                                   Title: ___________________

                              JONES APPAREL GROUP USA, INC.,

                                By: _________________________
                                   Name: ____________________
                                   Title: ___________________

                              JACK ASSET SUB INC., (to be renamed
                              Nine West Group Inc.)

                                By: _________________________
                                   Name: ____________________
                                   Title: ___________________

                              THE CHASE MANHATTAN BANK,
                              as Trustee

                                By: _________________________
                                   Name: ____________________
                                   Title: ___________________